EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsor and Trustee of Equity Investor Fund
Select Series Principled Values Portfolio Series 2,
Defined Asset Funds

We consent to the use in this Registration Statement No. 333-52027 of our opinion dated June 11, 1998, relating to the Statement of Condition of Equity Investor Fund, Select Series Principled Values Portfolio Series 2, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous-- Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 11, 1998